                                       OF
                        OPPENHEIMER LARGE CAP GROWTH FUND

This AMENDED AND RESTATED  DECLARATION  OF TRUST,  made as of April 27, 1998, by and among the individuals  executing this Amended and Restated  Declaration of Trust as the Trustees.

WHEREAS, the Trustees  established  Oppenheimer  Institutional  Growth Fund (the
     "Trust"), a trust fund under the laws of the Commonwealth of Massachusetts, for the investment and reinvestment of funds contributed  thereto,  under a
     Declaration of Trust dated January 14, 1998;

WHEREAS, the Trustees desire to make a permitted  change to said  Declaration of
     Trust without  shareholder  approval pursuant to paragraph 4.(p) of Article
     SEVENTH  to change the name of the Trust to  "Oppenheimer  Large Cap Growth
     Fund";

NOW, THEREFORE,  the Trustees declare that all money and property contributed to the trust fund  hereunder  shall be held and managed under this Amended and
     Restated Declaration of Trust IN TRUST as herein set forth below.

FIRST: This  Trust  shall be known as  OPPENHEIMER  LARGE CAP GROWTH  FUND.  The address  of the  Trust  is Two  World  Trade  Center,  New  York,  New York
     10048-0203.   The  Registered   Agent  for  Service  in   Massachusetts  is
     Massachusetts   Mutual  Life   Insurance   Company,   1295  State   Street,
     Springfield, Massachusetts 01111, Attention: Stephen Kuhn, Esq.

SECOND:  Whenever  used  herein,  unless  otherwise  required  by the context or specifically provided:

     1. All terms used in this Declaration of Trust that are defined in the 1940
Act (defined below) shall have the meanings given to them in the 1940 Act.

     2.  "Board" or "Board of  Trustees"  or the  "Trustees"  means the Board of
Trustees of the Trust.

     3. "By-Laws" means the By-Laws of the Trust as amended from time to time.

     4.  "Class"  means a class of a series of Shares (as defined  below) of the
Trust  established and designated  under or in accordance with the provisions of
Article FOURTH.

     5. "Commission" means the Securities and Exchange Commission.

     6.  "Declaration  of Trust" means this Amended and Restated  Declaration of
Trust as it may be amended or restated from time to time.

     7. The "1940  Act"  refers to the  Investment  Company  Act of 1940 and the
Rules and Regulations of the Commission thereunder,  all as amended from time to time.

     8.  "Series"  refers to series  of  Shares  of the  Trust  established  and designated under or in accordance with the provisions of Article FOURTH.

     9. "Shareholder" means a record owner of Shares of the Trust.

     10.  "Shares" refers to the  transferable  units of interest into which the beneficial  interest  in the  Trust or any  Series or Class of the Trust (as the
context may require)  shall be divided from time to time and includes  fractions of Shares as well as whole Shares.

     11. The "Trust" refers to the Massachusetts  business trust created by this
Declaration of Trust, as amended or restated from time to time.

     12.  "Trustees"  refers to the  individual  trustees  in their  capacity as trustees  hereunder of the Trust and their  successor or successors for the time being in office as such trustees.

THIRD: The purpose or purposes for which the Trust is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

     1. To hold,  invest or reinvest its funds,  and in connection  therewith to hold part or all of its funds in cash,  and to  purchase or  otherwise  acquire, hold for investment or otherwise, sell, sell short, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon,  securities
(which term  "securities"  shall for the purposes of this  Declaration of Trust, without limitation of the generality  thereof,  be deemed to include any stocks,
shares,  bonds,  financial  futures  contracts,   indexes,  debentures,   notes,
mortgages or other  obligations,  and any  certificates,  receipts,  warrants or other instruments representing rights to receive,  purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any  property or assets)  created or issued by any issuer  (which term  "issuer"
shall for the purposes of this Declaration of Trust,  without  limitation of the generality  thereof  be deemed to  include  any  persons,  firms,  associations,
corporations,   syndicates,   combinations,   organizations,   governments,   or
subdivisions  thereof) and in financial instruments (whether they are considered as  securities  or  commodities);  and to  exercise,  as owner or  holder of any securities  or  financial  instruments,  all rights,  powers and  privileges  in respect  thereof;  and to do any and all acts and things  for the  preservation, protection,  improvement  and enhancement in value of any or all such securities or financial instruments.

     2. To borrow money and pledge assets in connection  with any of the objects or purposes of the Trust,  and to issue  notes or other  obligations  evidencing such  borrowings,  to the extent  permitted  by the 1940 Act and by the  Trust's fundamental investment policies under the 1940 Act.

     3. To issue and sell its Shares in such  Series and Classes and amounts and on such terms and  conditions,  for such purposes and for such amount or kind of
consideration   (including  without  limitation  thereto,   securities)  now  or
hereafter permitted by the laws of the Commonwealth of Massachusetts and by this
Declaration of Trust, as the Trustees may determine.

     4. To purchase or otherwise acquire,  hold,  dispose of, resell,  transfer, reissue or cancel its Shares,  or to classify or reclassify any unissued  Shares or any Shares  previously  issued and reacquired of any Series or Class into one or more Series or Classes that may have been  established  and  designated  from time to time, all without the vote or consent of the  Shareholders of the Trust, in any manner and to the extent now or hereafter  permitted by this  Declaration of Trust.

     5. To conduct its  business in all its  branches at one or more  offices in
New York,  Colorado and elsewhere in any part of the world,  without restriction or limit as to extent.

     6. To  carry  out  all or any of the  foregoing  objects  and  purposes  as principal  or  agent,  and  alone or with  associates  or to the  extent  now or hereafter  permitted  by the laws of  Massachusetts,  as a member  of, or as the owner or holder of any stock of, or share of  interest  in, any  issuer,  and in connection  therewith  to make or enter  into such deeds or  contracts  with any issuers and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

     7. To do any and all such  further  acts and things and to exercise any and all such further powers as may be necessary,  incidental,  relative,  conducive, appropriate or desirable for the  accomplishment,  carrying out or attainment of all or any of the foregoing purposes or objects.

     The foregoing  objects and purposes  shall,  except as otherwise  expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other  Article of this  Declaration of Trust,  and shall each be regarded as independent  and construed as powers as well as objects and purposes, and the enumeration of specific purposes,  objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general  powers of the Trust now or hereafter  conferred by the laws of the Commonwealth of Massachusetts nor shall the expression of one thing be deemed to  exclude  another,  though it be of a similar  or  dissimilar nature, not expressed;  provided, however, that the Trust shall not carry on any business, or exercise any powers, in any state,  territory,  district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

FOURTH:

     1. The beneficial  interest in the Trust shall be divided into Shares,  all without par value,  but the Trustees shall have the authority from time to time, without obtaining  shareholder  approval, to create one or more Series of Shares in addition to the Series  specifically  established and designated in part 3 of this  Article  FOURTH,  and to divide the shares of any Series  into two or more
Classes pursuant to Part 2 of this Article FOURTH, all as they deem necessary or desirable,  to establish and designate  such Series and Classes,  and to fix and determine the relative rights and preferences as between the different Series or
Classes of Shares as to right of redemption  and the price,  terms and manner of redemption, liabilities and expenses to be borne by any Series or Class, special and relative rights as to dividends and other  distributions and on liquidation, sinking or purchase  fund  provisions,  conversion  on  liquidation,  conversion rights, and conditions under which the several Series or Classes of Shares shall have  individual  voting rights or no voting  rights.  Except as aforesaid,  all
Shares of the different Series shall be identical.

(a)  The number of authorized Shares and the number of Shares of each Series and each Class of a Series that may be issued is  unlimited,  and the  Trustees
     may  issue   Shares  of  any  Series  or  Class  of  any  Series  for  such consideration  and  on  such  terms  as  they  may  determine  (or  for  no consideration  if pursuant to a Share  dividend or  split-up),  all without action or  approval of the  Shareholders.  All Shares when so issued on the terms  determined by the Trustees  shall be fully paid and  non-assessable.
     The Trustees may classify or reclassify  any unissued  Shares or any Shares previously  issued and  reacquired of any Series into one or more Series or
     Classes of Series that may be established and designated from time to time.
     The  Trustees  may  hold as  treasury  Shares  (of the  same or some  other
     Series),  reissue  for  such  consideration  and on such  terms as they may determine,  or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust.

(b)  The  establishment and designation of any Series or any Class of any Series in addition to those  established  and designated in part 3 of this Article
     FOURTH shall be effective with the  effectiveness of an instrument  setting forth  such  establishment  and  designation  and the  relative  rights and preferences  of such  Series or such Class of such  Series or as  otherwise provided  in  such  instrument.  At any  time  that  there  are  no  Shares outstanding of any particular Series previously established and designated, the  Trustees may by an  instrument  executed by a majority of their number abolish that Series and the  establishment  and designation  thereof.  Each instrument  referred to in this  paragraph  shall be an  amendment  to this
     Declaration of Trust, and the Trustees may make any such amendment  without shareholder approval.

(c)  Any Trustee,  officer or other agent of the Trust,  and any organization in which any such person is interested  may acquire,  own, hold and dispose of
     Shares of any Series or Class of any Series of the Trust to the same extent as if such person were not a Trustee,  officer or other agent of the Trust;
     and the Trust  may  issue  and sell or cause to be issued  and sold and may purchase  Shares of any Series or Class of any Series  from any such person
     or  any  such  organization   subject  only  to  the  general  limitations,
     restrictions  or other  provisions  applicable  to the sale or  purchase of
     Shares of such Series or Class generally.

     2.  The  Trustees  shall  have the  authority  from  time to time,  without obtaining  shareholder  approval, to divide the Shares of any Series into two or more Classes as they deem necessary or desirable, and to establish and designate such Classes. In such event, each Class of a Series shall represent interests in the designated Series of the Trust and have such voting,  dividend,  liquidation and other rights as may be established and designated by the Trustees.  Expenses related directly or indirectly to the Shares of a Class of a Series may be borne solely by such Class (as shall be determined  by the Trustees)  and, as provided in Article  FIFTH,  a Class of a Series may have  exclusive  voting  rights with respect to matters relating solely to such Class. The bearing of expenses solely by a Class of Shares of a Series shall be appropriately reflected (in the manner determined  by the  Trustees) in the net asset value,  dividend and  liquidation rights of the Shares of such Class of a Series.  The division of the Shares of a
Series into Classes and the terms and conditions pursuant to which the Shares of the Classes of a Series will be issued must be made in compliance  with the 1940
Act. No division of Shares of a Series into Classes shall result in the creation of a Class of Shares having a preference as to dividends or  distributions  or a preference  in the event of any  liquidation,  termination  or winding up of the
Trust,  to the extent such a preference  is prohibited by Section 18 of the 1940
Act as to the Trust.

     The relative rights and preferences of Shares of different Classes shall be the same in all  respects  except  that,  unless and until the Board of Trustees shall  determine  otherwise:  (i) when a vote of  Shareholders is required under this  Declaration  of Trust or when a meeting of  Shareholders  is called by the
Board of Trustees,  the Shares of a Class shall vote exclusively on matters that affect  that Class  only,  (ii) the  expenses  related to a Class shall be borne solely by such Class (as  determined and allocated to such Class by the Trustees from  time to time in a manner  consistent  with  parts 2 and 3 of this  Article
FOURTH); and (iii) pursuant to paragraph 10 of Article NINTH, the Shares of each
Class shall have such other rights and preferences as are set forth from time to time in the then-effective Prospectus and/or Statement of Additional Information
relating to the Shares. Dividends and distributions on one class may differ from the dividends and distributions on another Class, and the net asset value of the
Shares of one Class may differ from the net asset value of the Shares of another
Class.

     3. Without  limiting  the  authority of the Trustees set forth in part 1 of this Article FOURTH to establish and designate any further Series,  the Trustees hereby  divide the single  Series of Shares of the Trust having the same name as the Trust into four Classes,  designated  Class A, Class B, Class C and Class Y.
The Shares of that Series and any Shares of any further  Series or Classes  that may from  time to time be  established  and  designated  by the  Trustees  shall
(unless the Trustees otherwise  determine with respect to some further Series or
Classes at the time of establishing and designating the same) have the following relative rights and preferences:

(a)  Assets Belonging to Series. All consideration received by the Trust for the
     ------ --------- -- -------
     issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested,  all income,  earnings, profits,  and proceeds  thereof,  including  any proceeds  derived from the sale,  exchange or  liquidation  of such assets,  and any funds or payments derived from any  reinvestment  of such  proceeds in whatever form the same may be, shall irrevocably  belong to that Series for all purposes,  subject only to the rights of creditors, and shall be so recorded upon the books of account  of  the  Trust.  Such  consideration,  assets,  income,  earnings, profits,  and proceeds  thereof,  including  any proceeds  derived from the sale,  exchange or  liquidation  of such assets,  and any funds or payments derived from any  reinvestment of such proceeds,  in whatever form the same may be,  together  with any  General  Items  allocated  to that  Series  as provided  in the  following  sentence,  are herein  referred  to as "assets belonging to" that Series. In the event that there are any assets,  income, earnings,  profits, and proceeds thereof,  funds, or payments which are not readily  identifiable as belonging to any particular  Series  (collectively
     "General  Items"),  the Trustees  shall  allocate such General Items to and among any one or more of the Series established and designated from time to time in such  manner and on such basis as they,  in their sole  discretion, deem fair and equitable; and any General Items so allocated to a particular
     Series shall belong to that Series.  Each such  allocation  by the Trustees shall be conclusive and binding upon the shareholders of all Series for all purposes.

(b)  (1)  Liabilities   Belonging  to  Series.  The  assets  belonging  to  each
          -----------   ---------  --  -------
     particular  Series  shall be charged with the  liabilities  of the Trust in respect of that  Series  and all  expenses,  costs,  charges  and  reserves attributable  to that Series.  Any general  liabilities,  expenses,  costs, charges or reserves of the Trust which are not identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such  manner  and on such  basis  as the  Trustees  in  their  sole discretion  deem fair and  equitable.  The  liabilities,  expenses,  costs, charges  and  reserves  allocated  and so charged to each Series are herein referred to as "liabilities  belonging to" that Series.  Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive  and  binding  upon  the  shareholders  of all  Series  for  all purposes.

(2)  Liabilities Belonging to a Class. If a Series is divided into more than one
     ----------- --------- -- - ------
     Class, the liabilities,  expenses, costs, charges and reserves attributable to a Class  shall be  charged  and  allocated  to the  Class to which  such liabilities,  expenses,  costs,  charges or reserves are attributable.  Any general liabilities,  expenses, costs, charges or reserves belonging to the
     Series which are not  identifiable  as belonging  to any  particular  Class shall be allocated and charged by the Trustees to and among any one or more of the Classes  established and designated from time to time in such manner and on such basis as the  Trustees in their sole  discretion  deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so  charged  to each  Class  are  herein  referred  to as  "liabilities belonging to" that Class. Each allocation of liabilities,  expenses, costs, charges and reserves by the Trustees  shall be conclusive  and binding upon the holders of all Classes for all purposes.

(c)  Dividends.  Dividends and distributions on Shares of a particular Series or
     ---------
     Class may be paid to the  holders of Shares of that  Series or Class,  with such  frequency  as the  Trustees  may  determine,  which  may be  daily or otherwise,  pursuant to a standing  resolution or resolutions  adopted only once or with such frequency as the Trustees may determine, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series or Class,  as the Trustees may determine,  after  providing for actual and  accrued  liabilities  belonging  to such  Series or Class.  All dividends and distributions on Shares of a particular Series or Class shall be  distributed  pro rata to the  Shareholders  of such  Series or Class in proportion  to the  number of Shares of such  Series or Class  held by such
     Shareholders at the date and time of record  established for the payment of such  dividends  or  distributions,  except  that in  connection  with  any dividend or  distribution  program or procedure  the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the
     Shareholder's  purchase  order and/or payment have not been received by the time or times  established by the Trustees under such program or procedure.
     Such  dividends  and  distributions  may be made in  cash  or  Shares  or a combination  thereof as  determined  by the  Trustees  or  pursuant  to any program  that the  Trustees may have in effect at the time for the election by  each  Shareholder  of the  mode  of the  making  of  such  dividend  or distribution to that Shareholder. Any such dividend or distribution paid in
     Shares  will be paid  at the net  asset  value  thereof  as  determined  in accordance with paragraph 13 of Article SEVENTH.

(d)  Liquidation.  In the event of the  liquidation or dissolution of the Trust,
     -----------
     the  Shareholders  of each  Series and all Classes of each Series that have been established and designated  shall be entitled to receive,  as a Series or Class,  when and as declared by the  Trustees,  the excess of the assets belonging to that Series over the  liabilities  belonging to that Series or
     Class.  The assets so  distributable  to the Shareholders of any particular
     Class or Series shall be distributed  among such Shareholders in proportion to the  number  of  Shares of such  Class of that  Series  held by them and recorded on the books of the Trust.

(e)  Transfer.   All  Shares  of  each  particular  Series  or  Class  shall  be
     --------
     transferable,  but transfers of Shares of a particular Class or Series will be recorded on the Share transfer  records of the Trust  applicable to such
     Series or Class only at such times as Shareholders  shall have the right to require  the  Trust to redeem  Shares  of such  Series or Class and at such other times as may be permitted by the Trustees.

(f)  Equality.  All Shares of each Series shall represent an equal proportionate
     --------
     interest in the assets belonging to that Series (subject to the liabilities belonging  to such Series or any Class of that  Series),  and each Share of any particular Series shall be equal to each other Share of that Series and
     Shares of each Class of a Series shall be equal to each other Share of such
     Class;  but  the  provisions  of  this  sentence  shall  not  restrict  any distinctions  permissible  under this  Article  FOURTH  that may exist with respect to Shares of a Series or the  different  Classes  of a Series.  The
     Trustees  may  from  time to time  divide  or  combine  the  Shares  of any particular  Class or Series  into a greater  or lesser  number of Shares of that Class or Series without thereby changing the proportionate  beneficial interest  in the  assets  belonging  to that  Class or Series or in any way affecting the rights of Shares of any other Class or Series.

(g)  Fractions.  Any  fractional  Share of any  Class  and  Series,  if any such
     ---------
     fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Class and Series,  including those rights and  obligations  with respect to voting,  receipt of dividends  and distributions, redemption of Shares, and liquidation of the Trust.

(h)  Conversion Rights.  Subject to compliance with the requirements of the 1940
     ---------- -------
     Act, the Trustees  shall have the authority to provide  whether (i) holders of Shares of any Series  shall have the right to exchange  said Shares into
     Shares of one or more other Series of Shares, (ii) holders of shares of any
     Class  shall have the right to  exchange  said Shares into Shares of one or more other  Classes of the same or a  different  Series,  and/or  (iii) the
     Trust shall have the right to carry out exchanges of the aforesaid kind, in each case in accordance  with such  requirements  and  procedures as may be established by the Trustees.

(i)  Ownership of Shares. The ownership of Shares shall be recorded on the books
     --------- -- -------
     of the Trust or of a transfer or similar  agent for the Trust,  which books shall be maintained separately for the Shares of each Class and Series that has been  established  and  designated.  No  certification  certifying  the ownership of Shares need be issued  except as the  Trustees  may  otherwise determine  from time to time.  The  Trustees  may make  such  rules as they consider  appropriate  for the issuance of Share  certificates,  the use of facsimile  signatures,  the  transfer  of Shares and similar  matters.  The record  books of the Trust as kept by the Trust or any  transfer or similar agent,  as  the  case  may  be,  shall  be  conclusive  as to who  are  the
     Shareholders  and as to the number of Shares of each Class and Series  held from time to time by each such Shareholder.

(j)  Investments in the Trust. The Trustees may accept  investments in the Trust
     ----------- -- --- ------
     from  such  persons  and on such  terms  and for  such  consideration,  not inconsistent with the provisions of the 1940 Act, as they from time to time
     authorize.   The  Trustees  may   authorize  any   distributor,   principal
     underwriter, custodian, transfer agent or other person to accept orders for the purchase or sale of Shares that conform to such authorized terms and to reject any purchase or sale orders for Shares  whether or not conforming to such authorized terms.

     FIFTH:  The following  provisions are hereby adopted with respect to voting
Shares of the Trust and certain other rights:

1.   The  Shareholders  shall  have the  power to vote (a) for the  election  of
     Trustees  when that issue is  submitted  to them,  (b) with  respect to the amendment of this  Declaration of Trust except where the Trustees are given authority to amend the Declaration of Trust without  shareholder  approval,
     (c) to the same  extent as the  shareholders  of a  Massachusetts  business corporation,  as to  whether  or not a court  action,  proceeding  or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the  Shareholders,  and (d) with  respect to those  matters relating  to the Trust as may be  required  by the 1940 Act or  required by law,  by this  Declaration  of Trust,  or the  By-Laws  of the Trust or any
     registration statement of the Trust filed with the Commission or any State, or as the Trustees may consider desirable.

2.   The Trust will not hold  shareholder  meetings  unless required by the 1940
     Act, the provisions of this  Declaration of Trust, or any other  applicable law. The Trustees may call a meeting of Shareholders.

3.   At all meetings of Shareholders,  each Shareholder shall be entitled to one vote on each matter submitted to a vote of the Shareholders of the affected
     Series for each Share standing in his name on the books of the Trust on the
     date,  fixed  in  accordance  with  the  By-Laws,   for   determination  of
     Shareholders  of the  affected  Series  entitled  to vote  at such  meeting
     (except,  if the Board so  determines,  for  Shares  redeemed  prior to the meeting),  and each such Series shall vote separately  ("Individual  Series
     Voting");  a  Series  shall be  deemed  to be  affected  when a vote of the holders of that Series on a matter is  required by the 1940 Act;  provided, however, that as to any matter with respect to which a vote of Shareholders is required by the 1940 Act or by any  applicable law that must be complied with, such requirements as to a vote by Shareholders shall apply in lieu of
     Individual  Series  Voting as  described  above.  If the shares of a Series shall be divided into Classes as provided in Article FOURTH,  the shares of each Class shall have identical voting rights except that the Trustees,  in their  discretion,  may provide a Class of a Series with  exclusive  voting rights with respect to matters  which relate  solely to such Class.  If the
     Shares of any Series  shall be divided  into  Classes  with a Class  having exclusive  voting  rights with respect to certain  matters,  the quorum and voting  requirements  described below with respect to action to be taken by the  Shareholders  of the  Class of such  Series on such  matters  shall be applicable  only to the Shares of such Class.  Any  fractional  Share shall carry proportionately all the rights of a whole Share,  including the right to vote and the right to receive  dividends.  The  presence in person or by proxy of the holders of  one-third  of the Shares,  or of the Shares of any
     Series or Class of any Series,  outstanding  and  entitled to vote  thereat shall  constitute  a quorum at any meeting of the  Shareholders  or of that
     Series or Class,  respectively;  provided however, that if any action to be taken by the  Shareholders or by a Series or Class at a meeting requires an affirmative  vote of a  majority,  or more than a  majority,  of the shares outstanding and entitled to vote, then in such event the presence in person or by proxy of the  holders of a majority  of the  shares  outstanding  and entitled  to vote at such a  meeting  shall  constitute  a  quorum  for all purposes.  If at any meeting of the Shareholders there shall be less than a quorum present,  the  Shareholders or the Trustees  present at such meeting may,  without  further  notice,  adjourn the same from time to time until a quorum  shall  attend,  but no  business  shall be  transacted  at any such adjourned  meeting  except such as might have been lawfully  transacted had the meeting not been adjourned.

4.   Each Shareholder of a Series or Class,  upon request to the Trust in proper form  determined  by the Trust,  shall be  entitled to require the Trust to redeem  from the net  assets  of that  Series  or Class  all or part of the
     Shares of such Series or Class  standing  in the name of such  Shareholder.
     The method of computing  such net asset  value,  the time at which such net asset  value shall bm  computed  and the time within  which the Trust shall make payment  therefor,  shall be  determined  as  hereinafter  provided in
     Article  SEVENTH  of  this  Declaration  of  Trust.   Notwithstanding   the
     foregoing,  the Trustees,  when  permitted or required to do so by the 1940
     Act,  may  suspend  the right of the  Shareholders  to require the Trust to redeem Shares.

5.   No  Shareholder  shall,  as such  holder,  have any  right to  purchase  or subscribe  for any security of the Trust which it may issue or sell,  other than  such  right,  if any,  as the  Trustees,  in  their  discretion,  may determine.

6.   All persons who shall acquire  Shares shall acquire the same subject to the provisions of the Declaration of Trust.

SIXTH:

1.   The persons who shall act as initial  Trustees  until the first  meeting or until their successors are duly chosen and qualify are the initial trustees executing this  Declaration of Trust or any counterpart  thereof.  However, the By-Laws of the Trust may fix the number of Trustees at a number greater or lesser  than the  number  of  initial  Trustees  and may  authorize  the
     Trustees  to  increase  or  decrease  the number of  Trustees,  to fill any vacancies  on the  Board  which  may occur  for any  reason  including  any vacancies  created by any such  increase in the number of Trustees,  to set and alter the terms of office of the  Trustees  and to  lengthen  or lessen their  own  terms of office  or make  their  terms of office of  indefinite duration,  all subject to the 1940 Act.  Unless  otherwise  provided by the
     By-Laws of the Trust, the Trustees need not be Shareholders.

2.   A  Trustee  at any time may be  removed  either  with or  without  cause by resolution  duly  adopted  by  the  affirmative  vote  of  the  holders  of two-thirds of the outstanding Shares,  present in person or by proxy at any meeting of  Shareholders  called for such purpose;  such a meeting shall be called by the  Trustees  when  requested  in writing to do so by the record holders  of not less  than ten per  centum  of the  outstanding  Shares.  A
     Trustee  may also be removed by the Board of  Trustees  as  provided in the
     By-Laws of the Trust.

3.   The  Trustees  shall make  available a list of names and  addresses  of all
     Shareholders  as  recorded on the books of the Trust,  upon  receipt of the request in writing signed by not less than ten Shareholders  (who have been shareholders  for at least six months)  holding in the aggregate  shares of the Trust  valued at not less than  $25,000 at current  offering  price (as
     defined  in  the  Trust's   Prospectus   and\or   Statement  of  Additional
     Information)  or holding not less than 1% in amount of the entire amount of
     Shares  issued  and   outstanding;   such  request  must  state  that  such
     Shareholders  wish to communicate  with other  shareholders  with a view to obtaining  signatures to a request for a meeting to take action pursuant to part 2 of this Article SIXTH and be accompanied by a form of  communication to the Shareholders.  The Trustees may, in their discretion,  satisfy their obligation  under this part 3 by either making  available  the  Shareholder list to such  Shareholders at the principal offices of the Trust, or at the offices of the Trust's transfer agent, during regular business hours, or by mailing a copy of such communication and form of request, at the expense of such requesting Shareholders,  to all other Shareholders,  and the Trustees may also take such other action as may be permitted  under Section 16(c) of the 1940 Act.

4.   If and when the Trust has outstanding two or more series of Shares pursuant to  Article  FOURTH of this  Declaration  of Trust,  each  Series  shall be considered  as if it were a separate  common  law trust  covered by Section
     16(c) of the 1940 Act and parts 2 and 3 of this Article SIXTH. However, the
     Trust may at any time or from time to time apply to the  Commission for one or more  exemptions from all or part of said Section 16(c) of the 1940 Act, and, if an  exemptive  order or orders are issued by the  Commission,  such order or orders shall be deemed part of said Section 16(c) for the purposes of parts 2 and 3 of this Article SIXTH.

SEVENTH:  The  following  provisions  are  hereby  adopted  for the  purpose  of defining,  limiting and regulating the powers of the Trust, the Trustees and the
Shareholders.

1.   As soon as any Trustee is duly elected by the  Shareholders or the Trustees and shall have accepted this Trust,  the Trust estate shall vest in the new
     Trustee or Trustees,  together with the  continuing  Trustees,  without any further  act or  conveyance,  and he or  she  shall  be  deemed  a  Trustee hereunder.

2.   The death, declination,  resignation, retirement, removal, or incapacity of the Trustees,  or any one of them,  shall not operate to annul the Trust or to  revoke  any  existing  agency  created  pursuant  to the  terms of this
     Declaration of Trust.

3.   The assets of the Trust  shall be held  separate  and apart from any assets now or hereafter  held in any capacity  other than as Trustee  hereunder by the  Trustees  or any  successor  Trustees.  All of the assets of the Trust shall at all times be considered as vested in the Trustees.  No Shareholder shall have, as a holder of beneficial interest in the Trust, any authority, power or right  whatsoever  to  transact  business  for or on behalf of the
     Trust,  or on behalf of the Trustees,  in  connection  with the property or assets of the Trust, or in any part thereof.

4.   The Trustees in all instances shall act as principals, and are and shall be free from the control of the  Shareholders.  The  Trustees  shall have full power and authority to do any and all acts and to make and execute,  and to authorize the officers and agents of the Trust to make and execute, any and
     all  contracts  and  instruments  that  they  may  consider   necessary  or
     appropriate in connection  with the  management of the Trust.  The Trustees shall not in any way be bound or  limited  by  present  or  future  laws or customs in regard to Trust  investments,  but shall have full authority and power to make any and all  investments  which they,  in their  uncontrolled discretion,  shall deem  proper to  accomplish  the  purpose of this Trust.
     Subject to any applicable limitation in this Declaration of Trust or by the
     By-Laws of the Trust, the Trustees shall have power and authority:

     (a) to adopt  By-Laws  not  inconsistent  with  this  Declaration  of Trust providing  for the conduct of the  business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

     (b) to elect and remove  such  officers  and  appoint  and  terminate  such officers as they consider appropriate with or without cause;

     (c) to employ a bank or trust  company  as  custodian  of any assets of the
Trust subject to any conditions set forth in this Declaration of Trust or in the
By-Laws;

     (d) To retain a transfer agent and shareholder servicing agent, or both;

     (e) To provide for the  distribution  of Shares either  through a principal underwriter or the Trust itself or both;

     (f) To set record  dates in the manner  provided  for in the By-Laws of the
Trust;

     (g) to delegate such  authority as they consider  desirable to any officers of the Trust and to any agent, custodian or underwriter;

     (h) to vote or give  assent,  or  exercise  any rights of  ownership,  with respect to stock or other securities or property held in Trust hereunder; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper,  granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

     (i) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities held in trust hereunder;

     (j) to hold any  security or property in a form not  indicating  any trust, whether in bearer, unregistered or other negotiable form, either in its own name or in the name of a custodian or a nominee or  nominees,  subject in either case to proper safeguards  according to the usual practice of Massachusetts  business trusts or investment companies;

     (k) to  consent  to or  participate  in any  plan  for the  reorganization, consolidation or merger of any corporation or concern,  any security of which is held in the Trust; to consent to any contract,  lease,  mortgage,  purchase,  or sale  of  property  by  such  corporation  or  concern,  and  to  pay  calls  or subscriptions with respect to any security held in the Trust;

     (l) to  compromise,  arbitrate,  or otherwise  adjust claims in favor of or against the Trust or any matter in  controversy  including,  but not limited to, claims for taxes;

     (m) to make, in the manner provided in the By-Laws, distributions of income and of capital gains to Shareholders;

     (n) to borrow  money to the extent and in the manner  permitted by the 1940
Act and the Trust's fundamental policy thereunder as to borrowing;

     (o) to enter into investment advisory or management  contracts,  subject to the  1940  Act,  with  any  one  or  more  corporations,  partnerships,  trusts, associations or other persons; and

     (p) to change  the name of the Trust or any Class or Series of the Trust as they consider appropriate without prior shareholder approval.

5.   No one dealing with the Trustees  shall be under any obligation to make any inquiry  concerning  the  authority  of  the  Trustees,  or to  see  to the application of any payments made or property transferred to the Trustees or upon their order.

6.   (a) The Trustees shall have no power to bind any Shareholder  personally or to call  upon  any  Shareholder  for the  payment  of any sum of  money  or assessment  whatsoever  other than such as the  Shareholder may at any time personally  agree to pay by way of subscription to any Shares or otherwise.
     There is hereby expressly disclaimed shareholder liability for the acts and obligations of the Trust.  Every note, bond,  contract or other undertaking issued by or on behalf of the Trust or the  Trustees  relating to the Trust shall include a recitation  limiting the obligation  represented thereby to the Trust and its assets  (but the  omission of such  recitation  shall not operate to bind any Shareholder).

     (b) Whenever this  Declaration  of Trust calls for or permits any action to be taken by the  Trustees  hereunder,  such action  shall mean that taken by the
Board of Trustees  by vote of the  majority of a quorum of Trustees as set forth from time to time in the By-Laws of the Trust or as required by the 1940 Act.

     (c) The Trustees  shall  possess and  exercise any and all such  additional powers as are reasonably implied from the powers herein contained such as may be necessary  or  convenient  in the conduct of any business or  enterprise  of the
Trust,  to do and  perform  anything  necessary,  suitable,  or  proper  for the accomplishment  of any of the purposes,  or the attainment of any one or more of the objects,  herein enumerated,  or which shall at any time appear conducive to or expedient for the  protection or benefit of the Trust,  and to do and perform all other acts and things  necessary or incidental to the purposes herein before set forth, or that may be deemed necessary by the Trustees.

     (d) The Trustees shall have the power, to the extent not inconsistent  with the 1940 Act, to determine conclusively whether any moneys, securities, or other properties of the Trust are, for the purposes of this Trust, to be considered as capital or income and in what  manner any  expenses or  disbursements  are to be borne as  between  capital  and  income  whether  or not in the  absence of this provision  such moneys,  securities,  or other  properties  would be regarded as capital or income  and  whether or not in the  absence  of this  provision  such expenses or disbursements would ordinarily be charged to capital or to income.

7.   The By-Laws of the Trust may divide the Trustees into classes and prescribe the tenure of office of the several classes,  but no class of Trustee shall be elected  for a period  shorter  than that from the time of the  election following the division  into classes until the next meeting and  thereafter for a period  shorter  than the interval  between  meetings or for a period longer than five years,  and the term of office of at least one class shall expire each year.

8.   The  Shareholders  shall have the right to inspect the records,  documents, accounts and books of the Trust,  subject to reasonable  regulations of the
     Trustees,  not  contrary  to  Massachusetts  law, as to whether and to what extent,  and at what  times and  places,  and  under  what  conditions  and regulations, such right shall be exercised.

9.   Any officer elected or appointed by the Trustees or by any committee of the
     Trustees may be removed at any time,  with or without cause, by vote of the
     Trustees.

10.  If the  By-Laws so  provide,  the  Trustees  shall have power to hold their meetings,  to have an office or offices and,  subject to the  provisions of the laws of  Massachusetts,  to keep the books of the Trust outside of said
     Commonwealth at such places as may from time to time be designated by them.
     Action may be taken by the Trustees without a meeting by unanimous  written consent or by telephone or similar method of communication.

11.  Securities  held by the  Trust  shall be voted in person or by proxy by the
     President or a Vice-President,  or such officer or officers of the Trust as the Trustees  shall  designate  for the  purpose,  or by a proxy or proxies thereunto duly authorized by the Trustees,  except as otherwise  ordered by vote of the holders of a majority of the Shares outstanding and entitled to vote in respect thereto.

12.  (a) Subject to the  provisions  of the 1940 Act,  any  Trustee,  officer or employee, individually, or any partnership of which any Trustee, officer or employee may be a member,  or any  corporation  or association of which any
     Trustee, officer or employee may be an officer, director, trustee, employee or  stockholder,  may be a party to,  or may be  pecuniarily  or  otherwise interested in, any contract or transaction of the Trust, and in the absence of fraud no  contract  or other  transaction  shall be thereby  affected or invalidated; provided that in case a Trustee, or a partnership, corporation or association of which a Trustee is a member, officer, director,  trustee, employee or stockholder  is so interested,  such fact shall be disclosed or shall  have been  known to the  Trustees  or a  majority  thereof;  and any
     Trustee who is so interested, or who is also a director,  officer, trustee, employee  or  stockholder  of such  other  corporation  or a member of such partnership  or  association  which is so  interested,  may be  counted  in determining  the existence of a quorum at any meeting of the Trustees which shall authorize any such contract or  transaction,  and may vote thereat to authorize any such contract or  transaction,  with like force and effect as if he or  she  were  not  such  director,  officer,  trustee,  employee  or stockholder  of such other trust or  corporation or association or a member of a partnership so interested.

     (b) Specifically,  but without  limitation of the foregoing,  the Trust may enter into a management or investment advisory contract or underwriting contract and other  contracts  with,  and may  otherwise do business  with any manager or investment  adviser for the Trust and/or principal  underwriter of the Shares of the Trust or any  subsidiary  or  affiliate  of any such  manager or  investment adviser and/or principal underwriter and may permit any such firm or corporation to enter  into  any  contracts  or other  arrangements  with any  other  firm or corporation relating to the Trust notwithstanding that the Trustees of the Trust may be composed in part of  partners,  directors,  officers or  employees of any such firm or  corporation,  and officers of the Trust may have been or may be or
become  partners,   directors,  officers  or  employees  of  any  such  firm  or corporation,  and in the  absence  of  fraud  the  Trust  and any  such  firm or corporation may deal freely with each other, and no such contract or transaction between the Trust and any such firm or  corporation  shall be  invalidated or in any way  affected  thereby,  nor shall any  Trustee  or  officer of the Trust be liable to the Trust or to any  Shareholder  or creditor  thereof or to any other person for any loss incurred by it or him or her solely because of the existence of any such contract or transaction;  provided that nothing herein shall protect any  director or officer of the Trust  against any  liability to the Trust or to its security  holders to which he or she would otherwise be subject by reason of willful  misfeasance,  bad faith,  gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     (c) As used in this  paragraph the following  terms shall have the meanings set forth below:

     (i) the term "indemnitee" shall mean any present or former Trustee, officer or  employee of the Trust,  any present or former  Trustee or officer of another trust or corporation whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such  capacity at the request of the Trust, and the heirs, executors,  administrators,  successors and assigns of any of the foregoing;  however,  whenever conduct by an indemnitee is referred to, the conduct  shall be that of the original  indemnitee  rather than that of the heir, executor, administrator, successor or assignee;

     (ii) the term "covered  proceeding"  shall mean any threatened,  pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  to which an  indemnitee is or was a party or is threatened to be made a party by  reason of the fact or facts  under  which he or she or it is an indemnitee as defined above;

     (iii) the term  "disabling  conduct"  shall mean willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard of the duties  involved in the conduct of the office in question;

     (iv) the term "covered expenses" shall mean expenses (including  attorney's fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

     (v) the term  "adjudication  of  liability"  shall mean,  as to any covered proceeding  and  as to  any  indemnitee,  an  adverse  determination  as to  the indemnitee whether by judgment, order, settlement,  conviction or upon a plea of nolo contendere or its equivalent.

     (d) The Trust shall not indemnify any indemnitee  for any covered  expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct.

     (e) Except as set forth in paragraph (d) above,  the Trust shall  indemnify any indemnitee for covered  expenses in any covered  proceeding,  whether or not there is an  adjudication  of liability as to such indemnitee if a determination has been made that the indemnitee was not liable by reason of disabling  conduct by (1) a final  decision on the merits of the court or other body  before  which the covered  proceeding was brought;  or (2) in the absence of such decision,  a reasonable determination, based on a review of the facts, by either (A) the vote of a majority of a quorum of Trustees  who are neither  "interested  persons" as defined  in the 1940  Act nor  parties  to the  covered  proceedings,  or (B) an independent  legal counsel in a written opinion;  provided that such Trustees or counsel, in making such  determination,  may but need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

     (f) Covered expenses incurred by an indemnitee in connection with a covered proceeding  shall be advanced by the Trust to an  indemnitee  prior to the final disposition of a covered  proceeding upon the request of the indemnitee for such advance  and the  undertaking  by or on  behalf of the  indemnitee  to repay the advance  unless it is ultimately  determined  that the indemnitee is entitled to indemnification hereunder, but only if one or more of the following is the case:
(i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured  against  losses arising out of any lawful  advances;  or (iii)
there  shall  have  been a  determination,  based  on a  review  of the  readily available facts (as opposed to a full trial-type inquiry) that there is a reason
to  believe  that  the   indemnitee   ultimately   will  be  found  entitled  to
indemnification  by either  independent legal counsel in a written opinion or by the vote of a  majority  of a quorum of  trustees  who are  neither  "interested persons" as defined in the 1940 Act nor parties to the covered proceeding.

     (g) Nothing  herein shall be deemed to affect the right of the Trust and/or any  indemnitee  to  acquire  and  pay  for any  insurance  covering  any or all indemnitees  to the  extent  permitted  by the 1940 Act or to  affect  any other indemnification  rights to which any  indemnitee  may be  entitled to the extent permitted by the 1940 Act.

13.  For purposes of the computation of net asset value, as in this  Declaration of Trust referred to, the following rules shall apply:

     (a)  The net  asset  value  per  Share  of any  Series,  as of the  time of valuation on any day, shall be the quotient  obtained by dividing the value,  as at such time, of the net assets of that Series (i.e., the value of the assets of that Series less its  liabilities  exclusive of its surplus) by the total number of Shares of that Series outstanding at such time. The assets and liabilities of any Series shall be determined in accordance with generally accepted  accounting principles, provided, however, that in determining the liabilities of any Series there shall be included  such  reserves as may be  authorized or approved by the
Trustees, and provided further that in connection with the accrual of any fee or refund payable to or by an investment  advisor of the Trust for such Series, the amount of which accrual is not definitely  determinable  as of any time at which the net asset value of each Share of that Series is being  determined due to the contingent  nature  of such  fee or  refund,  the  Trustees  are  authorized  to establish  from  time to time  formulae  for such  accrual,  on the basis of the contingencies  in question to the date of such  determination,  or on such other basis as the Trustees may establish.

(1)  Shares of a Series to be issued shall be deemed to be outstanding as of the time of the  determination  of the net asset value per Share  applicable to such  issuance and the net price  thereof shall be deemed to be an asset of that Series;

(2)  Shares  of a Series  to be  redeemed  by the  Trust  shall be  deemed to be outstanding  until the time of the  determination  of the net  asset  value
     applicable  to  such  redemption,   and  thereupon,  and  until  paid,  the
     redemption  price thereof shall be deemed to be a liability of that Series;
     and

(3)  Shares of a Series  voluntarily  purchased or contracted to be purchased by the Trust  pursuant to the provisions of paragraph 4 of Article FIFTH shall be deemed to be outstanding until whichever is the later of (i) the time of the making of such  purchase or contract of purchase,  and (ii) the time at which the purchase price is determined,  and thereupon, and until paid, the purchase price thereof shall be deemed to be a liability of that Series.

     (b) The Trustees are empowered, in their absolute discretion,  to establish other bases or times,  or both, for determining the net asset value per Share of any  Series  or Class in  accordance  with  the  1940 Act and to  authorize  the voluntary  purchase by any Series or Class either  directly or through an agent, of Shares of any  Series or Class upon such  terms and  conditions  and for such consideration  as the Trustees shall deem advisable in accordance  with any such provision, rule or regulation.

14.  Payment of the net asset  value per Share of any Class and Series  properly surrendered  to it for  redemption  shall be made by the Trust within seven days, or as specified in any applicable law or regulation,  after tender of such stock or request for redemption to the Trust for such purpose together with any  additional  documentation  that may reasonably be required by the
     Trust or its transfer  agent to evidence  the  authority of the tenderor to make such  requests  plus any period of time during  which the right of the holders of the shares of such Class of that  Series to require the Trust to redeem  such  shares has been  suspended.  Any such  payment may be made in portfolio  securities  of such Class of that Series  and/or in cash, as the
     Trustees shall deem advisable, and no Shareholder shall have a right, other than as determined by the Trustees, to have Shares redeemed in kind.

15.  The Trust shall have the right, at any time and without prior notice to the
     Shareholder,  to  redeem  Shares  of the  Class  and  Series  held  by such
     Shareholder held in any account  registered in the name of such Shareholder for its current net asset value,  if and to the extent that such redemption is necessary  to reimburse  either that Series or Class of the Trust or the distributor (i.e., principal underwriter) of the Shares for any loss either has sustained by reason of the failure of such  Shareholder  to make timely
     and  good  payment  for  Shares   purchased  or  subscribed   for  by  such
     Shareholder,  regardless of whether such  Shareholder  was a Shareholder at the time of such purchase or  subscription,  subject to and upon such terms and conditions as the Trustees may from time to time prescribe.

EIGHTH:  The name  "Oppenheimer"  included  in the name of the  Trust and of any
Series  shall be used  pursuant to a  royalty-free,  non-exclusive  license from
OppenheimerFunds,  Inc.  ("OFI"),  incidental  to and as  part  of an  advisory, management or  supervisory  contract which may be entered into by the Trust with
OFI. The license may be terminated  by OFI upon  termination  of such  advisory, management  or  supervisory  contract  or without  cause  upon 60 days'  written notice,  in which case  neither the Trust nor any Series or Class shall have any further  right to use the name  "Oppenheimer"  in its name or otherwise  and the
Trust,  the  Shareholders  and its  officers and Trustees  shall  promptly  take whatever  action may be necessary to change its name and the names of any Series or Classes accordingly.

NINTH:

1.   In  case  any  Shareholder  or  former  Shareholder  shall  be  held  to be personally  liable  solely  by  reason  of  his  being  or  having  been  a
     Shareholder  and not  because  of his acts or  omissions  or for some other reason, the Shareholder or former Shareholder (or the Shareholder's  heirs, executors,  administrators or other legal representatives or in the case of a corporation  or other entity,  its corporate or other general  successor)
     shall be  entitled  out of the Trust  estate to be held  harmless  from and indemnified  against all loss and expense arising from such liability.  The
     Trust  shall,  upon request by the  Shareholder,  assume the defense of any such claim made against any  Shareholder  for any act or  obligation of the
     Trust and satisfy any judgment thereon.

2.   It is  hereby  expressly  declared  that a trust and not a  partnership  is created  hereby.  No individual  Trustee  hereunder shall have any power to bind the Trust,  the  Trust's  officers  or any  Shareholder.  All  persons extending  credit to, doing  business with,  contracting  with or having or asserting  any claim  against the Trust or the Trustees  shall look only to the assets of the Trust for  payment  under any such  credit,  transaction, contract or claim; and neither the  Shareholders nor the Trustees,  nor any of their  agents,  whether  past,  present or future,  shall be  personally liable  therefor;  notice  of  such  disclaimer  shall  be  given  in  each agreement,  obligation or instrument  entered into or executed by the Trust or the  Trustees.  Nothing in this  Declaration  of Trust  shall  protect a
     Trustee  against any  liability  to which such Trustee  would  otherwise be subject by reason of willful  misfeasance,  bad faith,  gross negligence or reckless  disregard of the duties  involved in the conduct of the office of
     Trustee hereunder.

3.   The exercise by the Trustees of their  powers and  discretion  hereunder in
     good  faith  and  with  reasonable  care  under  the   circumstances   then
     prevailing,  shall be  binding  upon  everyone  interested.  Subject to the provisions of paragraph 2 of this Article NINTH,  the Trustees shall not be liable for errors of judgment or mistakes of fact or law.  The Trustees may take  advice of counsel or other  experts  with  respect to the meaning and operations  of this  Declaration  of  Trust,  applicable  laws,  contracts, obligations,  transactions  or any other business the Trust may enter into, and subject to the provisions of paragraph 2 of this Article  NINTH,  shall be under no  liability  for any act or  omission  in  accordance  with such advice or for  failing to follow such  advice.  The  Trustees  shall not be required to give any bond as such, nor any surety if a bond is required.

4.   This Trust shall  continue  without  limitation  of time but subject to the provisions of sub-sections (a), (b), (c) and (d) of this paragraph 4.

     (a) The Trustees,  with the favorable  vote of the holders of a majority as defined in the 1940 Act,  of the  outstanding  Shares of any one or more  Series entitled to vote,  may sell and convey the assets of that Series (which sale may be  subject  to the  retention  of assets for the  payment  of  liabilities  and expenses)  to  another  issuer  for a  consideration  which  may  be or  include securities of such issuer. Upon making provision for the payment of liabilities, by assumption by such issuer or otherwise,  the Trustees  shall  distribute  the remaining  proceeds  ratably among the holders of the outstanding  Shares of the
Series the assets of which have been so transferred.

     (b) The Trustees,  with the favorable vote of the holders of a majority, as defined in the 1940 Act,  of the  outstanding  Shares of any one or more  Series entitled to vote,  may at any time sell and convert into money all the assets of that  Series.  Upon  making  provisions  for  the  payment  of  all  outstanding obligations, taxes and other liabilities, accrued or contingent, of that Series, the Trustees shall  distribute the remaining assets of that Series ratably among the holders of the outstanding Shares of that Series.

     (c) The Trustees,  with the favorable vote of the holders of a majority, as defined in the 1940 Act,  of the  outstanding  Shares of any one or more  Series entitled to vote,  may  otherwise  alter,  convert or transfer the assets of the
Series.

     (d) Upon completion of the  distribution  of the remaining  proceeds or the remaining  assets as provided in sub-sections (a) and (b), and in subsection (c)
where applicable,  the Series the assets of which have been so transferred shall terminate,  and if all the  assets of the Trust  have been so  transferred,  the
Trust  shall  terminate  and the  Trustees  shall be  discharged  of any and all further  liabilities and duties  hereunder and the right,  title and interest of all parties shall be canceled and discharged.

5.   The original or a copy of this instrument and of each restated  declaration of trust or instrument  supplemental  hereto shall be kept at the office of the Trust  where it may be  inspected  by any  Shareholder.  A copy of this instrument and of each supplemental or restated  declaration of trust shall be filed with the Secretary of State of Massachusetts, as well as any other governmental  office  where such filing may from time to time be  required.
     Anyone  dealing with the Trust may rely on a  certificate  by an officer of the  Trust  as  to  whether  or  not  any  such  supplemental  or  restated
     declarations  of trust have been made and as to any  matters in  connection with the  Trust  hereunder,  and,  with the same  effect  as if it were the original,  may rely on a copy  certified by an officer of the Trust to be a copy of this instrument or of any such supplemental or restated declaration of  trust.  In this  instrument  or in any such  supplemental  or  restated
     declaration of trust,  references to this  instrument,  and all expressions like "herein",  "hereof" and  "hereunder"  shall be deemed to refer to this instrument  as amended or  affected  by any such  supplemental  or restated
     declaration  of trust.  This  instrument  may be  executed in any number of counterparts, each of which shall be deemed an original.

6.   The  Trust  set  forth in this  instrument  is  created  under and is to be governed by and  construed  and  administered  according to the laws of the
     Commonwealth  of  Massachusetts.  The Trust  shall be of the type  commonly called a Massachusetts  business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

7.   The Board of Trustees is  empowered to cause the  redemption  of the Shares held in any account if the  aggregate net asset value of such Shares (taken at cost or value,  as  determined by the Board) has been reduced to $500 or less upon such notice to the shareholder in question,  with such permission to  increase  the  investment  in  question  and upon such other  terms and conditions as may be fixed by the Board of Trustees in accordance  with the
     1940 Act.

8.   In the event that any person  advances the  organizational  expenses of the
     Trust,  such  advances  shall become an  obligation of the Trust subject to such  terms and  conditions  as may be fixed by, and on a date fixed by, or determined  with criteria  fixed by the Board of Trustees,  to be amortized over a period or periods to be fixed by the Board.

9.   Whenever  any action is taken  under this  Declaration  of Trust  under any authorization  to take  action  which is  permitted  by the 1940 Act or any other  applicable  law,  such action shall be deemed to have been  properly taken if such action is in accordance with the construction of the 1940 Act or such other  applicable  law then in effect as  expressed  in "no action"
     letters of the staff of the Commission or any release,  rule, regulation or order  under  the  1940  Act  or  any  decision  of a  court  of  competent jurisdiction,  notwithstanding  that any of the  foregoing  shall  later be found  to be  invalid  or  otherwise  reversed  or  modified  by any of the foregoing.

10.  Any  action  which  may be  taken  by the  Board  of  Trustees  under  this
     Declaration of Trust or its By-Laws may be taken by the description thereof in the then effective Prospectus and/or Statement of Additional Information
     relating  to the Shares  under the  Securities  Act of 1933 or in any proxy statement of the Trust rather than by formal resolution of the Board.

11.  Whenever  under  this  Declaration  of  Trust,  the  Board of  Trustees  is permitted or required to place a value on assets of the Trust,  such action may be delegated  by the Board,  and/or  determined  in  accordance  with a formula determined by the Board, to the extent permitted by the 1940 Act.

12.  If  authorized by vote of the Trustees  and, if a vote of  Shareholders  is required under this Declaration of Trust, the favorable vote of the holders of a  "majority",  as defined in the 1940 Act,  of the  outstanding  Shares entitled to vote, or by any larger vote which may be required by applicable law  in  any  particular  case,  the  Trustees  shall  amend  or  otherwise supplement this instrument,  by making a Declaration of Trust  supplemental hereto, which thereafter shall form a part hereof; any such Supplemental or
     Restated Declaration of Trust may be executed by and on behalf of the Trust and the Trustees by an officer or officers of the Trust.  Amendments having the  purpose of changing  the name of the Trust,  or any Series or Class of
     Shares,  or of adding or  designating  Series  or  Classes  of Series or of supplying  any omission,  curing any  ambiguity,  or curing,  correcting or supplementing any provision that is defective or inconsistent with the 1940
     Act or  with  the  requirements  of  the  Internal  Revenue  Code  and  the regulations  thereunder  for  the  Trust's  obtaining  the  most  favorable treatment  thereunder  available  to regulated  investment  companies or of taking such other  actions  permitted  hereunder  without the  necessity of obtaining Shareholder approval or action shall not require authorization by
     Shareholder vote.

orgzn\775-dot.498

IN WITNESS  WHEREOF,  the  undersigned  have executed this instrument as of this
27th day of April, 1998.

/s/ Robert G. Galli                                   /s/ Edward V. Regan
--------------------------                           --------------------------
Robert G. Galli                                           Edward V. Regan
11-54 Shearwater Court                                    40 Park Avenue
Jersey City, NJ  07305                                    New York, NY  10016

/s/ Leon Levy                                           /s/ Russell Reynolds, Jr.
--------------------------                              ------------------------
Leon Levy                                                  Russell Reynolds, Jr.
One Sutton Place South                                   39 Clapboard Ridge Road
New York, NY  10022                                        Greenwich, CT  06830

/s/ Benjamin Lipstein                                    /s/ Donald W. Spiro
--------------------------                              ------------------------
Benjamin Lipstein                                            Donald W. Spiro
591 Breezy Hill Road                                         399 Ski Trail
Hillsdale, NY  12529                                         Kinnelon, NJ  07405

/s/ Bridget A. Macaskill                                 /s/ Pauline Trigere
--------------------------                             -------------------------
Bridget A. Macaskill                                         Pauline Trigere
160 East 81st Street                                         525 Park Avenue
New York, NY  10028                                        New York, NY  10021

/s/ Elizabeth B. Moynihan                               /s/ Clayton K. Yeutter
--------------------------                              ------------------------
Elizabeth B. Moynihan                                       Clayton K. Yeutter
801 Pennsylvania Avenue                                   1325 Merrie Ridge Road
Washington, DC  20004                                       McLean, VA  22101

/s/ Kenneth A. Randall
--------------------------
Kenneth a Randall
6 Whittaker's Mill
Williamsburg, VA  23185

orgzn\775-dot.498